UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

 (Date of earliest

event reported):      March 5, 2014

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	134275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 North 73rd Street, Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 354-2310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On March 5, 2014, Michael W. Wickham, a member of the Board of Directors (the “Board”) of Douglas Dynamics, Inc. (the “Company”) and its non-executive Chairman, notified the Company of his intention to retire from serving as a member of the Board and as its non-executive Chairman when his term as a director expires at the time of the Company’s 2014 Annual Meeting of Stockholders.

James L. Janik, the Company’s President and Chief Executive Officer, has been elected to succeed Mr. Wickham in the role of Chairman and will continue as President and Chief Executive Officer.  In conjunction with this change, the Board also appointed James D. Staley as its Lead Independent Director.

A copy of the press release the Company issued on March 10, 2014 to announce these events is attached hereto as Exhibit 99.1 and incorporated herein.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.  The following exhibit is being filed herewith:

(99.1)                Press release dated March 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS DYNAMICS, INC.

Date: March 10, 2014	By:	/s/ Robert McCormick
Robert McCormick
Executive Vice President, Chief Financial Officer
and Secretary

DOUGLAS DYNAMICS, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number

(99.1)	Press release dated March 10, 2014.